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                                 AMENDMENT NO. 4

                           dated as of January 1, 2000

                                     to the

                            NOTE PURCHASE AGREEMENT,

                                      among

                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                   as Issuer,

                          FFCA ACQUISITION CORPORATION,

                        FFCA LOAN WAREHOUSE CORPORATION,
                                  as Depositor

                                       and

                   MORGAN STANLEY SECURITIZATION FUNDING INC.,
                                  as Purchaser

                           Dated as of August 14, 1998

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                                 AMENDMENT NO. 4
                                     TO THE
                             NOTE PURCHASE AGREEMENT


          AMENDMENT NO. 4 TO THE NOTE PURCHASE AGREEMENT, dated as of January 1, 2000 ("AMENDMENT NO. 4") to that certain Note Purchase Agreement, dated as of August 14, 1998 (the "NOTE PURCHASE AGREEMENT") among FFCA Loan Trust 1998-1 (the "ISSUER"), FFCA Acquisition Corporation, FFCA Loan Warehouse Corporation (the "DEPOSITOR") and Morgan Stanley Securitization Funding Inc. ("MSSFI," and in its capacity as Purchaser hereunder, the "PURCHASER"), as amended by Amendment No. 1 to the Note Purchase Agreement, dated as of October 30, 1998 ("AMENDMENT NO. 1"), Amendment No. 2 to the Note Purchase Agreement, dated as of March 18, 1999 ("AMENDMENT NO. 2") and Amendment No. 3 to the Note Purchase Agreement, dated as of August 27, 1999 ("AMENDMENT NO. 3"), each among the Issuer, FFCA Acquisition Corporation, the Depositor and the Purchaser.

                             PRELIMINARY STATEMENTS

          WHEREAS, the parties hereto have entered into that certain Note Purchase Agreement, whereby the Purchaser agrees to purchase certain Notes;

          WHEREAS,  the Purchaser  wishes to amend the Note Purchase  Agreement;
and

          WHEREAS, Section 10.01 provides that the Note Purchase Agreement may be amended in writing by the parties thereto;

          NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

          2. AMENDMENT TO NOTE PURCHASE AGREEMENT.

          (a) Section 1.01 is hereby amended by deleting the definition of "COMMITMENT AMOUNT" and by replacing such definition with the following:

          "COMMITMENT AMOUNT" means an amount equal to $600,000,000.

          (b) Section 2.02 is hereby amended by adding at the end thereof the following sentence:

          On or prior to the date of the execution of Amendment No. 4, the Issuer shall pay or cause to be paid to the Purchaser an additional commitment fee of $360,000 (the "ADDITIONAL COMMITMENT FEE"), to be payable by wire transfer in immediately available funds, to the account of the Purchaser in accordance with the instructions set forth on Schedule I hereto.

          (c) Article X is hereby amended by adding the following:

          SECTION 10.12. LIMITATION OF OWNER TRUSTEE LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Trustee of FFCA Franchise Loan Owner Trust 1998-1, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Note Purchase Agreement or any other related documents.

          3. COVENANT TO PAY. The Issuer, FFCA Acquisition Corp. and the Depositor jointly and severally covenant to pay as and when billed by the Purchaser the reasonable fees, disbursements and expenses of counsel to the Purchaser in connection with the amendments to the Basic Documents effected on the date hereof.

          4. FULL FORCE AND EFFECT. Except as modified by this Amendment No. 4, the Note Purchase Agreement shall otherwise remain in full force and effect against any and all of the parties thereunder.

          5. GOVERNING LAW. This Amendment No. 4 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance therewith.

          6. COUNTERPARTS. This Amendment No. 4 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS  WHEREOF the parties have executed this  Amendment No. 4 as of the date first above written.

                                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                       as Issuer

                                     By: Wilmington Trust Company,
                                         not in its individual capacity but
                                         solely as Owner Trustee

                                     By: /s/ Rosemary Pantano
                                         ---------------------------------------
                                         Name: Rosemary Pantano
                                         Title: Financial Services Officer

                                     FFCA ACQUISITION CORPORATION


                                     By: /s/ Dennis L. Ruben
                                         ---------------------------------------
                                         Name: Dennis L. Ruben
                                         Title: Executive Vice President

                                     MORGAN STANLEY SECURITIZATION FUNDING INC.,
                                       as Purchaser


                                     By: /s/ Andrew B. Neuberger
                                         ---------------------------------------
                                         Name: Andrew B. Neuberger
                                         Title: Vice President

                                     FFCA LOAN WAREHOUSE CORPORATION,
                                       as Depositor


                                     By: /s/ Dennis L. Ruben
                                         ---------------------------------------
                                         Name: Dennis L. Ruben
                                         Title: Vice President

                            [SIGNATURE PAGE FOLLOWS]

ACCEPTED AND AGREED
LASALLE BANK NATIONAL ASSOCIATION f/k/a LASALLE NATIONAL BANK, as Indenture Trustee


By: /s/ Michael B. Evans
    -----------------------------------
    Name: Michael B. Evans
    Title: Senior Vice President

                                      -2-
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                                   SCHEDULE I

                          PURCHASER ACCOUNT INFORMATION


          Bank: Citibank

          ABA Routing number: 021000089 (For the Account of MSSFI)

          Account number: 40739088

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